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                                                                     EXHIBIT 4.8

                       ASSUMPTION AND RELEASE AGREEMENT

         ASSUMPTION AND RELEASE AGREEMENT, dated as of December [ ], 2001 (this "Agreement"), made by Edison Mission Holdings Co., a California corporation ("Holdings"), Edison Mission FinanceCo., a California corporation ("Financ Co"), The Bank of New York, as successor in interest to United States Trust Company of New York, as Bondholder Trustee under the Indenture (as defined below), The Bank of New York as successor in interest to United States Trust Company of New York, as Collateral Agent under the Guarantee and Collateral Agreement (as defined below) and EME Homer City Generation L.P., a Pennsylvania limited partnership ("EME Homer City").

                                    RECITALS

         WHEREAS, Edison Mission Holdings Co. ("Holdings") entered into the Indenture, dated as of May 27, 1999, between Holdings and the Bondholder Trustee (as amended from time to time, the "Indenture") pursuant to which Holdings issued $300,000,000 principal amount of 8.137% Senior Secured Bonds due 2019 and $530,000,000 principal amount of 8.734% Senior Secured Bonds due 2026 which it subsequently exchanged for a like amount of substantially similar bonds that had been registered under the Securities Act of 1933
(collectively, the "Bonds").

         WHEREAS, the direct and indirect subsidiaries of Holdings, including EME Homer City (collectively, the "Subsidiary Guarantors") entered into the Guarantee and Collateral Agreement, dated as of March 18, 1999, among Holdings, each Subsidiary Guarantor and the Collateral Agent (as amended from time to time, the "Guarantee and Collateral Agreement") pursuant to which each Subsidiary Guarantor unconditionally guaranteed the obligations of Holdings under the Indenture and the Bonds.

         WHEREAS, Holdings and FinanceCo entered into the Subordinated Loan Agreement, dated as of March 18, 1999 (the "Holdings Loan Facility"), pursuant to which Holdings loaned the proceeds of the issuance of the Bonds to FinanceCo.

         WHEREAS, FinanceCo and EME Homer City entered into The Subordinated Loan Agreement, dated as of March 18, 1999 (the "FinanceCo Loan Facility"), pursuant to which FinanceCo loaned the proceeds of the loan under The Holdings Loan Facility to EME Homer City.

         WHEREAS, EME Homer City used the proceeds of the loan under The FinanceCo Loan Facility to purchase (the "Purchase") certain coal-fired power generation and related assets (the "Facilities").

         WHEREAS, pursuant to its Consent Solicitation Statement, dated November 21, 2001, as may be amended and supplemented prior to the expiration date of the Consent Solicitation described therein (the "Consent Solicitation Statement"), Holdings is soliciting consents of the holders of the Bonds to certain Proposals (as defined in the Consent Solicitation Statement), including the release of each Subsidiary Guarantor from its respective obligations under the Guarantee and Collateral Agreement and the amendment of and waiver to certain provisions of the Indenture, in order to effectuate a sale-leaseback transaction of the Facilities (the "Sale-Leaseback").

         WHEREAS, the requisite number of consents to the Proposals has been received by the Bondholder Trustee in the Consent Solicitation.

         WHEREAS, FinanceCo desires to expressly assume all obligations of Holdings under the Indenture and the Bonds, and Holdings desires to be released from all obligations under the Indenture and the Bonds.

         WHEREAS, EME Homer City desires to expressly assume all obligations of FinanceCo under the Indenture and the Bonds, and FinanceCo desires to be released from all obligations under the Indenture and the Bonds.

         NOW THEREFORE, for and in consideration of the mutual promises and covenants set forth herein:

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         1. ASSUMPTION OF OBLIGATIONS: Releases.

         (a) FinanceCo hereby unconditionally and irrevocably assumes all obligations of Holdings under the Indenture and the Bonds.

         (b) After giving effect to the assumption set forth in clause (a) of this Section 1, EME Homer City hereby unconditionally and irrevocably assumes all obligations of FinanceCo under the Indenture and the Bonds, including, but not limited to, all accrued and unpaid interest on the Bonds to the date hereof.

         (c) After giving effect to the assumption set forth in clause (b) of this Section 1, Holdings and FinanceCo are hereby released from their respective obligations under the Indenture and the Bonds.

         2. ACCEPTANCES.

         (a) Holdings hereby accepts this assumption of all its obligations under the Indenture and the Bonds pursuant to Section 1(a).

         (b) FinanceCo hereby accepts the assumption of all its obligations under the Indenture and the Bonds pursuant to
                  Section 1(b).

         3. ACKNOWLEDGMENTS.

         (a) The Bondholder Trustee acknowledges that, as a consequence of and after giving effect to the assignments and assumptions contained herein, each of Holdings and FinanceCo does not have any liability under the Indenture and the Bonds and the Bondholder Trustee agrees, and by its acceptance, each holder of a Bond agrees, that it will not look to Holdings or FinanceCo for payments of any amounts owed in respect of the Indenture or the Bonds, including, but not limited to, all accrued and unpaid interest on the Bonds to the date hereof.

         (b) The Collateral Agent acknowledges that the Subsidiary Guarantors have been released from their obligations under the Guarantee and Collateral Agreement pursuant to the terms thereof.

         4. EFFECTIVENESS. The Agreement shall only become effective on the date of the consummation of the transactions contemplated by the Consent Solicitation Statement.


         5. BINDING OBLIGATION. Each of Holdings, EME Homer City, FinanceCo, the Bondholder Trustee and the Collateral Agent hereby represents that its respective obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms.

         6. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon Holdings, EME Homer City, FinanceCo, the Bondholder Trustee and the Collateral Agent and their respective heirs, successors and assigns as permitted under the Indenture.

         7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         8. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above.



                                           EME HOMER CITY GENERATION L.P.

                                           By: MISSION ENERGY WESTSIDE INC.,
                                               as General Partner


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           EDISON MISSION HOLDINGS CO.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           EDISON MISSION FINANCECO


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           THE BANK OF NEW YORK,
                                           As Bondholder Trustee


                                           By:
                                               ---------------------------------
                                               Name:  Chris Grell
                                               Title: Authorized Signer


                                           THE BANK OF NEW YORK,
                                           As Collateral Agent


                                           By:
                                               ---------------------------------
                                               Name:  Chris Grell
                                               Title: Authorized Signer


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